Exhibit 1.1

BY-LAWS

Current

By-Laws

BY-LAWS

Summary

Table of Contents by Article

Text of the By-Laws

BY-LAWS

Table of Contents by Article

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Title I
General Provisions

Article 1.-	Corporate Name
Article 2.-	Duration of the Company
Article 3.-	Registered Office and Branches
Article 4.-	Corporate website of the Company
Article 5.-	Corporate Purpose

Title II
Share Capital and Shares

Article 6.-	Share Capital
Article 7.-	Provisions Applicable to the Shares
Article 8.-	Pending disbursements
Article 9.-	Rights Granted to the Shareholders
Article 10.-	Co-ownership of and in Rem Rights to Shares
Article 11.-	Acquisition by the Company of its Own Shares
Article 12.-	Submission by the Shareholders to the By-Laws and to Corporate Resolutions

Title III
The Company’s Decision-Making Bodies

Article 13.-	The Company’s Decision-Making Bodies

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SECTION ONE:	GENERAL SHAREHOLDERS’ MEETING

Article 14.-	The General Shareholders’ Meeting
Article 15.-	Powers of the Shareholders Acting at a General Shareholders’ Meeting
Article 16.-	Ordinary and Extraordinary General Shareholders’ Meeting
Article 17.-	Call to the General Shareholders’ Meeting
Article 18.-	Place and time of holding the General Shareholders’ Meeting
Article 19.-	Right to Attend
Article 20.-	Right of representation
Article 21.-	Remote Attendance by Electronic or Data Transmission Means
Article 22.-	Shareholders’ Right to Receive Information
Article 23.-	Presiding committee of the General Shareholders’ Meeting and Preparation of the Attendance Roll
Article 24.-	Deliberations and Voting
Article 25.-	Casting of Votes from a Distance prior to the General Shareholders’ Meeting
Article 26.-	Adoption of Resolutions
Article 27.-	Minutes of the General Shareholders’ Meeting and Documentation of Resolutions

SECTION TWO:	BOARD-LEVEL ADMINISTRATION OF THE COMPANY
Article 28.-	Structure of Board-Level Administration of the Company
Article 29.-	Composition and Appointment of the Board of Directors

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Article 30.-	Requirements for Appointment as Director
Article 31.-	Designation of Positions
Article 32.-	The Coordinating Independent Director
Article 33.-	Conflict of Interest of the Directors
Article 34.-	Meetings, Quorum and Adoption of Resolutions by the Board
of Directors
Article 35.-	Compensation
Article 36.-	Representation of the Company
Article 37.-	Powers of the Board of Directors
Article 38.-	Executive Commission
Article 39.-	Audit and Control Committee
Article 40.-	Nominating, Compensation and Corporate Governance Committee
Article 41.-	The Chairman of the Board of Directors
Article 42.-	The General Secretary

SECTION THREE:	REPORTS ON CORPORATE GOVERNANCE AND COMPENSATION

Article 43.-	Annual Corporate Governance Report
Article 44.-	Report on Directors’ Compensation

Title IV
Annual Financial Statements, Profits and Dividends

Article 45.-	Fiscal Year and Submission of the Annual Financial Statements
Article 46.-	Allocation of Profits/Losses

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Title V
Dissolution and Liquidation
Article 47.-	Grounds for Dissolution
Article 48.-	Liquidation of the Company

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Text of the By-Laws

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BY-LAWS OF TELEFONICA, S.A.

Title I

General Provisions

Article 1.- Corporate name

The Company is named "Telefónica, S.A." and shall be governed by these By-Laws and, as to matters not otherwise contemplated or provided for herein, by the Companies Act (Ley de Sociedades de Capital) and other legal provisions applicable thereto.

Article 2.- Duration of the Company

The duration of the Company shall be indefinite, its operations having commenced on the date of formalization of the notarial instrument of incorporation. It may only be dissolved upon the grounds and subject to the requirements set forth in Article 47 of these By-Laws.

Article 3.- Registered office and branches

1.       The registered office shall be located in Madrid, at Gran Vía, 28, and the Board of Directors may resolve to relocate it within the municipal area of Madrid in compliance with any applicable legal provisions.

2.       The Board of Directors may also resolve to create, terminate or relocate any branches, agencies, delegation offices, local offices or establishments to the extent and in the location it deems fit, even outside of the national territory.

Article 4.- Corporate website of the Company

1.       The address of the Company's corporate website is www.telefonica.com.

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2.       Through the Company’s corporate website, the exercise of the shareholders' right to receive information shall be accommodated and the significant information required by securities market legislation shall be disseminated.

3.       The Board of Directors may resolve to relocate the corporate website, and is also authorized to amend section one of this article and to register such amendment with the Commercial Registry. In any event, the resolution to relocate shall be posted on the relocated website for thirty days following the inclusion thereof.

Article 5.- Corporate purpose

1.       The purpose of the Company consists of:

a)       The provision and operation of all kinds of public or private telecommunications services and, for such purpose, the design, installation, maintenance, repair, improvement, acquisition, disposition, interconnection, management, administration of, and any other activity not included in the preceding enumeration with respect to, all kinds of telecommunications networks, lines, satellites, equipment, systems and technical infrastructure, whether now existing or to be created in future, including the premises in which any and all of the foregoing items are located.

b)       The provision and operation of all kinds of services that are ancillary or supplemental to or result from telecommunications services.

c)       The research and development, promotion and application of all kinds of component principles, equipment and systems directly or indirectly used for telecommunications.

d)       Manufacturing and production activities and, in general, all other forms of industrial activity in connection with telecommunications.

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e)       Acquisition, disposition and, in general, all other forms of commercial activity in connection with telecommunications.

2.       All of the activities included in the corporate purpose may be carried out both in Spain and abroad and either directly by the Company, in whole or in part, or through the ownership of shares or interests in companies or other legal entities having the same or a similar purpose.

Title II

Share Capital and Shares

Article 6.- Share capital

1.       The share capital is 5,037,804,990 euros, represented by 5,037,804,990 ordinary shares in a single series and with a nominal value of one euro each, which have been fully paid up.

2.       The shareholders acting at the General Shareholders' Meeting may, subject to the requirements and within the limits established by law for such purpose, delegate to the Board of Directors the power to increase the share capital.

Article 7.- Provisions applicable to the shares

1.       The shares are represented in book-entry form, and as book entries, they shall be governed by securities market regulations and other applicable provisions.

2.       Modifications to features of shares represented in book-entry form shall be published in the legally established form.

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3.       The Company shall acknowledge as shareholders such parties as appear entitled thereto as holders in the entries of the corresponding book-entry registries.

4.       The Company may access at any time the necessary information to fully identify its shareholders, including addresses and means of contact to permit communication with them.

Article 8.- Pending disbursements

1.       Where the shares have not been fully disbursed, this fact shall be recorded in the relevant entry.

2.       Pending disbursements shall be paid at such time as may be determined by the Board of Directors, within a period of five years reckoned from the date of the capital increase resolution. As for the manner and other aspects of the disbursement, regard shall be had to the provisions of the capital increase resolution, which may provide that disbursements be in the form of either monetary contributions or non-monetary contributions.

3.       In the case of arrears in the payment of pending disbursements, the delinquent shareholder shall be subject to the effects provided for under law.

4.       In the event of a transfer of shares that have not been fully paid up, the transferee of any such shares and all prior transferors shall be jointly and severally liable.

Article 9.- Rights granted to the shareholders

1.       All shares confer upon the rightful holders thereof the status of shareholder and vest such holders with the rights granted by law and by these By-Laws.

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2.       Subject to the provisions of law, and except in such cases as are set forth therein, a shareholder shall have at least the following rights:

a)       The right to share in the distribution of corporate profits and in the remaining assets upon liquidation.

b)       The right of pre-emptive subscription in the event of the issuance of new shares or of convertible debentures.

c)       The right to attend and vote at General Shareholders' Meetings under such terms as are set forth in these By-Laws and to challenge corporate resolutions.

d)       The right to receive information.

3.       Notwithstanding the foregoing, the Company may issue non-voting shares under the conditions and subject to the limits and requirements established by law.

Article 10.- Co-ownership of and in rem rights to shares

1.       The shares are indivisible. Co-owners of a share must designate a single person for the exercise of shareholder rights, and shall be jointly and severally liable to the Company for all obligations arising from their status as shareholders. The same rule shall apply to other cases of co-ownership of rights to the shares.

2.       In the case of beneficial ownership of shares [usufructo de acciones], shareholder status shall vest in the bare owner, but the beneficial owner shall be entitled, in all cases, to the dividends issued by the Company during the period of beneficial ownership.

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3.       In the case of a pledge of shares, the exercise of shareholder rights shall belong to the owner thereof, and the pledgee shall have the duty to facilitate the exercise of such rights.

Article 11.- Acquisition by the Company of its own shares

The Company may only acquire its own shares in the manner, with the funds and for the purposes established by law.

Article 12.- Submission by the shareholders to the By-Laws and to corporate resolutions

Ownership of one or more shares entails acceptance of and absolute compliance with the Company's By-Laws and Regulations, and submission to the legally adopted resolutions of the Company’s shareholder- and board-level decision-making bodies.

Title III

The Company's Decision-Making Bodies

Article 13.- The Company’s decision-making bodies

The Company shall be governed and managed by the following bodies, under such terms and conditions as are set forth below in these By-Laws:

a)       The General Shareholders' Meeting.

b)       The Board of Directors.

c)       The Executive Commission.

d)       The Chairman [Presidente] of the Board of Directors.

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e)       The Chief Executive Officer(s) [Consejero/s Delegado/s], if any, that have been appointed by the Board of Directors from among its members.

Section One

General Shareholders' Meeting

Article 14.- The General Shareholders' Meeting

1.       The shareholders acting at a General Shareholders' Meeting constitute the highest deliberative body through which the corporate will is expressed.

2.       The shareholders, meeting at a General Shareholders' Meeting that has been legally and validly convened, shall decide by majority vote on the matters that may properly come before them.

3.       All shareholders, including dissenting shareholders and those who have not participated in the meeting, shall be bound by the resolutions adopted at a General Shareholders' Meeting, without prejudice to the right of any shareholder to challenge such resolutions in the cases and subject to the requirements established by law.

Article 15.- Powers of the Shareholders acting at a General Shareholders' Meeting

The shareholders acting at a General Shareholders' Meeting shall decide on the matters assigned thereto by law or these By-Laws and, in particular, regarding the following:

1)        Approval of the annual financial statements, the allocation of profits/losses, and corporate management.

2)        Appointment, re-appointment and removal of Directors, and ratification of Directors appointed by co-optation.

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3)        Appointment, re-appointment and removal of Auditors.

4)        Appointment and removal of Liquidators.

5)       Commencement of corporate claims for liability against any of the persons referred to in numbers 2) to 4) of this article.

6)       Amendment of the By-Laws.

7)       Increase and reduction of share capital, and delegation to the Board of Directors of the power to increase share capital, in which case it may also be attributed the power to disapply or establish restrictions upon pre-emptive rights, as established by law.

8)       Elimination of or establishment of restrictions upon pre-emptive rights.

9)       Transformation, merger, split-off, overall assignment of assets and liabilities, and relocation of the registered address abroad.

10)        Dissolution of the Company.

11)        Issuance of debentures and other marketable securities recognizing or creating debt, and delegation to the Board of Directors of the power to issue them.

12)        The transformation of the Company into a holding company through “subsidiarization” or by entrusting subsidiaries with the conduct of core activities theretofore carried out by the Company itself.

13)        The acquisition, disposition or contribution of essential operating assets from or to another company. For purposes of this section and the preceding section, an asset or activity shall be deemed to be essential when the amount of the transaction exceeds twenty-five (25%) percent of the value of the assets recorded in the last approved balance sheet.

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14)        Transactions the effect of which is tantamount to liquidating the Company.

15)        The approval of the final balance sheet upon liquidation.

16)        Releasing the Directors from the legal prohibitions relating to conflicts of interest when law necessarily attributes this competence to the General Shareholder’s Meeting.

17)        The Director compensation policy.

18)        Any other matter that the Board of Directors resolves to submit to a decision thereof, in compliance with the applicable laws and regulations.

Article 16.- Ordinary and Extraordinary General Shareholders' Meeting

1.       The shareholders acting at an Ordinary General Shareholders' Meeting, which shall have previously been called for such purpose, shall meet within the first six months of each fiscal year in order, if appropriate, to approve corporate management, the financial statements for the prior fiscal year and decide on the allocation of profits/losses. Resolutions may also be adopted regarding any other matter properly coming before them, provided that such matter appears on the Agenda or is legally applicable, and a quorum for the General Shareholders’ Meeting has been established with the presence of the required share capital.

2.       The Ordinary General Shareholders’ Meeting shall be valid even if it has been called or is held beyond the applicable deadline.

3.       Any General Shareholders’ Meeting other than as provided for in the preceding paragraph shall be deemed an extraordinary General Shareholders’ Meeting and shall be held at any time of the year, provided that the Board of Directors deems it appropriate or when so requested in writing by the holders of at least 3% of the share capital, which request shall set forth the matters to be

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dealt with. In this instance, the General Shareholders’ Meeting shall be called to be held within the period legally provided for. The Board of Directors shall prepare the Agenda, in which it shall include at least the matters set forth in the request.

4.       All General Shareholders’ Meetings, whether Ordinary or Extraordinary, which have been duly called, shall be validly constituted with the minimum quorum required by law, taking into account the matters included in the Agenda.

Article 17.- Call to the General Shareholders' Meeting

1.       The General Shareholders’ Meeting shall be called with the minimum advance notice required by law, through a notice published, at least:

a)       In the Official Bulletin of the Commercial Registry or in one of the more widely circulated newspapers in Spain.

b)       On the website of the National Securities Market Commission.

c)       On the Company’s corporate website.

The notice published on the Company's corporate website shall be continuously accessible at least until the date of the General Shareholders’ Meeting. The Board of Directors may also publish notices in other media, if it deems it appropriate to ensure the public and effective dissemination of the call to meeting.

2.       The call notice shall contain all the statements required by law in each case and, in any event, shall set forth the date, place and time of the meeting upon first call and all the matters to be dealt with thereat. The notice may also set forth the date on which the General Shareholders’ Meeting shall, if applicable, be held upon second call.

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3.       Except in the cases provided by law, General Shareholders’ Meetings may not deliberate on or discuss matters that are not included in the Agenda.

4.       At Ordinary General Shareholders’ Meetings, shareholders representing at least 3% of the share capital may request the publication of a supplement to the call including one or more items in the Agenda, so long as such new items are accompanied by a rationale or, if applicable, by a well-founded proposal for a resolution.

5.       In addition, shareholders representing at least 3% of the share capital may submit well-founded proposals for resolutions regarding items already included or that must be included in the Agenda for the General Shareholders’ Meeting called.

6.       The rights provided for in the two preceding paragraphs must be exercised by means of duly authenticated notice that must be received at the Company's registered office within five days of the publication of the call to meeting. The supplement to the call to meeting and the proposals for resolutions must be published or disseminated in compliance with the legal requirements and advance notice provided by law.

Article 18.- Place and time of holding the General Shareholders' Meeting

1.       The General Shareholders' Meeting shall be held at the place set forth in the notice of the call to meeting, within the area where the Company has its registered office, on the date and at the time also set forth in such notice. However, when the Board of Directors deems it appropriate in order to facilitate the conduct of the meeting, it may resolve that the General Shareholders’ Meeting be held in any other place within Spain by so providing in the call to meeting.

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2.       The shareholders at the General Shareholders’ Meeting may, whenever there is good reason, resolve to extend the General Shareholders’ Meeting for one or more consecutive days, at the proposal of the Chairman of the General Shareholders’ Meeting or of shareholders representing at least a quarter of the share capital attending. Regardless of the number of sessions, it shall be deemed that the General Shareholders’ Meeting is one single meeting, and a single set of Minutes shall be drawn up for all of the sessions.

3.       The General Shareholders’ Meeting may also be temporarily adjourned in the cases and manner provided for in the Regulations for the General Shareholders' Meeting.

Article 19.- Right to attend

1.       The right to attend General Shareholders' Meetings shall accrue to the holders of at least 300 shares, provided that such shares are registered in their name in the corresponding book-entry registry five days in advance of the date on which the General Shareholders' Meeting is to be held, and provided also that they present evidence thereof with the appropriate attendance card or certificate issued by any of the entities participating in the institution that manages such book-entry registry or in any other manner permitted by law.

2.       Holders of a lesser number of shares may grant a proxy in respect thereof to a shareholder having the right to attend, as well as group together with other shareholders in the same situation until reaching the required number of shares, following which a proxy must be granted by the shareholders so grouped together to one of such shareholders. The grouping must be carried out specifically for each General Shareholders’ Meeting and be recorded in writing.

3.       The Directors must attend General Shareholders’ Meetings, except when unable to do so upon duly justified grounds. Non-attendance by any of them shall not affect the valid constitution of the General Shareholders’ Meeting.

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4.       The General Shareholders’ Meeting may also be attended by senior executive officers, technicians, experts and such other persons as may have a relationship with the Company in the opinion of the Chairman of the General Shareholders’ Meeting. The Chairman of the General Shareholders’ Meeting may also authorize the attendance of any other person that he sees fit, including media, analysts, etc., although the General Shareholders’ Meeting may revoke such authority.

Article 20.- Right of representation

1.       Every shareholder having the right to attend may be represented at the General Shareholders' Meeting by any other person, even if not a shareholder. For such purpose, the shareholder being represented shall comply with the requirements and formalities established under law. The proxy shall be granted in writing or electronically.

The Chairman of and the Secretary for the General Shareholders' Meeting shall have the widest powers allowed by law to recognize the validity of the document evidencing proxy representation; they shall only deem invalid those documents that lack the minimum indispensable requirements, and so long as the lack thereof cannot be cured.

2.       A proxy shall be granted specifically for each General Shareholders’ Meeting, unless the proxy-holder is the granting shareholder’s spouse, ascendant or descendant, or holds a general power of attorney granted in a public instrument with powers to manage all of the assets held by the shareholder granting the proxy in Spain.

3.       A proxy is always revocable. Attendance at the General Shareholders’ Meeting by the shareholder granting the proxy, whether in person or through distance voting, entails the revocation of any proxy, whatever the date thereof. A

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proxy shall likewise be rendered void as a result of the disposition of shares of which the Company has notice.

Without prejudice to the provisions of Section 187 of the Companies Act, a proxy must be granted pursuant to the provisions of Section 184.2 of such Act.

4.       When a proxy is granted by means of long-distance communication, it shall only be deemed valid if it is carried out by postal delivery or correspondence or by electronic communication effected pursuant to the provisions of this section.

A proxy shall be granted by postal delivery or correspondence by sending or delivering to the Company the duly completed and signed attendance and proxy-granting card or other written instrument that, in the opinion of the Board of Directors expressed in a resolution adopted for such purpose, allows for due verification of the identity of the shareholder granting the proxy and that of the proxy-holder designated therein.

A proxy shall be granted by electronic communication with the Company by using an electronic signature or such other means as the Board of Directors deems adequate to guarantee the authenticity and identity of the shareholder exercising his right, accompanied by an electronic copy of the attendance and proxy-granting card, and describing in detail in the communication the representation granted and the identity of the shareholder granting the proxy.

5.       In order to be valid, a proxy granted by either of the aforementioned means of long-distance communication must be received by the Company before midnight on the third day prior to the date set for the holding of the General Shareholders’ Meeting upon first call. In the resolution providing for the call to the General Shareholders’ Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

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6.       Furthermore, the Board of Directors may elaborate upon the foregoing provisions governing proxy-granting by means of long-distance communication, in accordance with the provisions of paragraph 5 of Article 25 below.

7.       A proxy may include items that, even if not contained in the Agenda, may be dealt with by the shareholders at the General Shareholders' Meeting because it is so permitted by law.

Article 21.- Remote attendance by electronic or data transmission means

1.       Remote attendance at the General Shareholders’ Meeting by means of data transmission and simultaneously, and electronic voting from a distance during the holding thereof, may be admitted if so provided by the Regulations for the General Shareholders' Meeting, subject to the requirements set forth therein.

2.       In this case, the Regulations for the General Shareholders' Meeting may grant the Board of Directors the power to determine in what instances, taking into account current techniques, the appropriate conditions of security and unambiguousness allow, with adequate guarantees, for remote attendance at the General Shareholders’ Meeting by means of data transmission and simultaneously and electronic voting from a distance during the holding of the meeting. In addition, the Regulations for the General Shareholders' Meeting may entrust the Board of Directors with the regulation, subject to the provisions of law, the By-Laws and the Regulations for the General Shareholders' Meeting, of all the required procedural aspects, including, among other issues, how much in advance, at a minimum, the connection must be established for the shareholder to be deemed present, the procedure and applicable rules for the shareholders attending from a distance to be able to exercise their rights, the identification requirements to be satisfied by remote attendees and the impact thereof on the system for preparing the attendance rolls.

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Article 22.- Shareholders' right to receive information

1.       From the publication of the notice of the call to a General Shareholders’ Meeting and during the period required by law, any shareholder may submit a written request for such information or clarifications as it deems are required, or ask written questions it deems are pertinent, regarding the matters included in the call Agenda, or regarding information accessible to the public that the Company has provided to the National Securities Market Commission since the holding of the immediately prior General Shareholders’ Meeting and regarding the auditor’s report.

2.       During the course of the General Shareholders’ Meeting, the shareholders may verbally request such information or clarifications as they deem appropriate regarding the matters contained in the Agenda, or regarding the information accessible to the public that the Company has provided to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting, or regarding the auditor’s report.

3.       The Board of Directors must provide the information requested pursuant to the two preceding paragraphs, in the manner and by the deadlines provided by law, except in those cases in which it is legally inadmissible and, in particular, when such information is unnecessary for the protection of shareholder rights, there are objective reasons to believe that it might be used for ultra vires purposes, or publication thereof may prejudice the Company or related companies. The information may not be withheld when the request is supported by shareholders representing at least one-fourth of the share capital.

Valid requests for information or clarifications submitted or questions asked in writing by the shareholders, as well as the answers provided in writing by the Directors, shall be posted on the Company’s website.

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If the information requested by the shareholders has been clearly, expressly and directly made available to all shareholders in question & answer format on the Company’s corporate website, the Board of Directors’ may limit its response to a reference to the information provided in such format.

4.       In the case of the Ordinary General Shareholders' Meeting and in the other cases established by law, the call notice shall make the appropriate references regarding the right to examine at the registered office and obtain, immediately and without charge, the documents that are to be submitted to the General Shareholders' Meeting for approval and, if appropriate, such report or reports as may be determined by law.

Article 23.- Presiding committee of the General Shareholders’ Meeting and preparation of the attendance roll

1.       The Chairman of the Board of Directors or, in the absence thereof, a Vice Chairman of such Board of Directors, in such order as is applicable in the event that there are several of them, shall chair the General Shareholders' Meeting; in the event of vacancy, absence or sickness, they shall be replaced by the longest-serving Director, and in case of equal length of service, by the oldest. The Secretary of the Board of Directors or, in the absence thereof, a Deputy Secretary, in such order as is applicable in the event that there are several of them, shall act as Secretary for the General Shareholders’ Meeting, and in the absence of both, shall be held by the Director with the least amount of time as such, and in case of equal length of service, by the youngest.

2.       The presiding committee [mesa] of the General Shareholders' Meeting shall be composed of the Chairman of the General Shareholders’ Meeting, the Secretary for the General Shareholders' Meeting and the members of the Board of Directors who attend the meeting.

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3.       Once the presiding committee has been formed, and prior to beginning with the Agenda, an attendance roll shall be prepared by the Secretary for the General Shareholders’ Meeting which sets forth the nature or representation of each attendee and the number of their own or other shareholders' shares present. At the end of the roll, there shall be a determination of the number of shareholders present in person -separately including those who voted from a distance - or by proxy, as well as the amount of capital they own, specifying the capital held by shareholders with the right to vote. If the attendance roll does not appear at the beginning of the Minutes of the General Shareholders' Meeting, it shall be attached thereto as an annex signed by the Secretary for the General Shareholders’ Meeting with the approval of its Chairman. The attendance roll may also be made up of an index file or be prepared in electronic form. In such cases, the medium used shall be set forth in the Minutes themselves, and the sealed cover of the index file or electronic medium shall show the appropriate identification procedure signed by the Secretary for the General Shareholders’ Meeting with the approval of its Chairman.

4.       Once the attendance roll has been prepared, the Chairman of the General Shareholders’ Meeting shall state whether or not the requirements for its valid constitution have been met. Any questions or claims arising with respect to these matters shall be resolved by the Secretary for the General Shareholders’ Meeting. Immediately thereafter, if appropriate, the Chairman shall declare the General Shareholders’ Meeting to be validly convened.

Article 24.- Deliberations and voting

1.       The Chairman of the General Shareholders’ Meeting shall: direct the meeting such that deliberations are carried out pursuant to the Agenda and shall resolve any questions that may arise in connection with the contents thereof; grant the floor, at the time he deems fit, to the shareholders who request it, with the power to take the floor away when he deems that a matter has been

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sufficiently debated, or that the progress of the meeting is being hindered, or that the matter in question is not included in the Agenda; indicate the time for voting on the resolutions and announce the results of the vote.

2.       Proposed resolutions shall be voted in accordance with the voting calculation system established in the Regulations for the General Shareholders' Meeting.

Article 25.- Casting of votes from a distance prior to the General Shareholders’ Meeting

1.       Without prejudice to the provisions of Article 21, and therefore, independently of the possibility of remote attendance by electronic means, shareholders with the right to attend may cast their vote on the proposals relating to the items included in the Agenda for any General Shareholders' Meeting by postal delivery or correspondence or by electronic communication.

2.       Votes by postal delivery or correspondence shall be cast by sending or delivering to the Company a writing in which the vote is recorded, accompanied by the duly signed attendance card issued by the entity in charge of the book-entry registry.

3.       Votes by electronic communication with the Company shall be cast by using an electronic signature or such other means as the Board of Directors deems adequate to guarantee the authenticity and identity of the shareholder exercising his right, and accompanied by an electronic copy of the duly completed attendance and voting card.

4.       In order to be deemed valid, votes cast by any of the means of long-distance communication mentioned in the preceding paragraphs must be received by the Company before midnight on the third day prior to the date set for the holding of the General Shareholders’ Meeting upon first call. In the resolution

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providing for the call to the General Shareholders’ Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

5.       The Board of Directors may elaborate on and supplement the distance voting and proxy-granting provisions set forth in these By-Laws and in the Regulations for the General Shareholders' Meeting of the Company by establishing such instructions, means, rules and procedures as it deems advisable in order to organize the casting of votes and the grant of proxies by means of long-distance communication.

In any event, the Board of Directors shall adopt the measures needed to avoid possible deception and to ensure that the person casting a vote or granting a proxy by postal or electronic communication has the right to do so pursuant to the provisions of Article 19 of the By-Laws. The implementing rules adopted by the Board of Directors under the provisions of this sub-section shall be published on the Company's corporate website.

6.       Shareholders who cast their vote from a distance pursuant to this article and to the provisions made by the Board of Directors by way of further development thereof shall be deemed present for purposes of determining the establishment of a quorum for the General Shareholders' Meeting in question. Therefore, proxies granted prior to the casting of such vote shall be deemed revoked, and those granted thereafter shall be deemed not to have been given.

7.       The vote cast by means of long-distance communication shall be rendered void by the attendance in person at the meeting of the shareholder casting the vote or by the disposition of shares of which the Company has notice.

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Article 26.- Adoption of resolutions

1.       The shareholders acting at a General Shareholders' Meeting shall adopt their resolutions with the majorities of votes required by law.

2.       Each share whose holder is present at the General Shareholders' Meeting in person or by proxy shall give the right to one vote, except in the case of non-voting shares, subject to the provisions of law.

3.       Notwithstanding the provisions of the preceding section, no shareholder may cast a number of votes in excess of 10% of the total voting capital existing at any time, regardless of the number of shares held by such shareholder, all fully subject to the mandatory provisions of the law.

In determining the maximum number of votes that each shareholder may cast, only the shares held by the shareholder in question shall be computed, and those held by other shareholders that have granted their proxy to the first-mentioned shareholder shall not be computed, without prejudice to the application of the aforementioned limit of 10% to each of the shareholders that have granted a proxy.

The limitation established in this section shall also apply to the maximum number of votes that may be collectively or individually cast by two or more shareholder companies belonging to the same group of entities, as well as to the maximum number of votes that may be cast by an individual or corporate shareholder and the entity or entities that are shareholders themselves and which are directly or indirectly controlled by such individual or corporate shareholder.

For purposes of the provisions contained in the preceding paragraph, the provisions of Section 18 of the Companies Act shall apply in order to decide whether or not a group of entities exists and to examine the situations of control indicated above.

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Notwithstanding the limitation established in this section, all shares present at the General Shareholders’ Meeting shall be computed for purposes of determining the existence of a quorum in constituting it, provided, however, that the 10% limit on the number of votes shall apply to such shares at the time of voting.

Article 27.- Minutes of the General Shareholders’ Meeting and documentation of resolutions

1.       The deliberations and resolutions adopted by the shareholders at the General Shareholders' Meeting shall be recorded in Minutes containing at least all of the information required by law. Once the Minutes have been approved in the manner provided by law, they shall be written down or transcribed in the Minute Book and shall be signed by the Secretary, with the approval of the Chairman, or by the persons who have acted as such at the General Shareholders’ Meeting.

2.       The Minutes approved by any of the means provided for by law shall have binding force starting on the date of approval thereof.

3.       The total or partial certificates that may be required as evidence of the resolutions approved at the General Shareholders' Meeting shall be issued and signed by the Secretary of the Board of Directors or, as the case may be, by one of its Deputy Secretaries, with the approval of the Chairman of the Board of Directors or, as the case may be, by one of its Vice Chairmen.

4.       The Directors may require that a Notary attend the General Shareholders’ Meeting and prepare the minutes thereof, and shall have a duty to do so when it is so requested by shareholders representing at least 1% of the share capital, five days in advance of the date set for the General Shareholders’ Meeting. Notarial fees shall be borne by the Company. The notarized Minutes shall be deemed to be the Minutes of the General Shareholders’ Meeting, shall not require the

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formality of approval, and shall have binding force as from the date of the closing thereof.

5.       Any shareholder may obtain, at any time, certification of the resolutions and the Minutes of the General Shareholders' Meetings.

Section two

Board-level administration of the Company

Article 28.- Structure of board-level administration of the Company

1.       The board-level administration of the Company is vested in the Board of Directors, the Chairman thereof, the Executive Commission, and one or more Chief Executive Officers, if any.

2.       Each of these bodies shall have the powers set forth in these By-Laws and in the Regulations of the Board of Directors, without prejudice to the provisions of the law.

Article 29.- Composition and appointment of the Board of Directors

1.       The Board of Directors shall be composed of a minimum of five members and a maximum of twenty, to be appointed at the General Shareholders’ Meeting.

2.       Directors shall serve in their position for a maximum period of four years. They may be re-elected one or more times to terms of the same maximum duration.

3.       The Board of Directors shall have the power to fill, on an interim basis, any vacancies that may occur therein, by appointing, in such manner as is legally allowed, the persons who are to fill such vacancies until the holding of the next General Shareholders’ Meeting.

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Article 30.- Requirements for appointment as Director

1.       No person may be appointed as Director unless they have held, for more than three years prior to their appointment, a number of shares of the Company representing a nominal value of at least 3,000 euros, and non-transferable while in office.

2.       These requirements shall not apply to those persons who, at the time of their appointment, are related to the Company under an employment or professional relationship, or when the Board of Directors resolves to waive such requirements with the favorable vote of at least 85% of its members.

3.       The position of Director of the Company may only be held by persons of legal age who are not affected by any of the prohibitions or circumstances of incompatibility provided for in the law.

Article 31.- Designation of positions

1.       The Board of Directors shall elect from among its members a Chairman and one or more Vice Chairmen, who shall replace the Chairman by delegation of powers or in the event of absence or sickness thereof and, in general, in all such cases, in the performance of such duties or in the exercise of such powers as the Board of Directors or the Chairman deems fit.

2.       The Board of Directors may delegate such duties as it deems appropriate to one or more Directors pursuant to the law.

3.       Furthermore, the Board of Directors shall elect the persons who are to hold such management positions in the Company as it deems necessary for the operation thereof, as well as a Secretary and as many Deputy Secretaries as it deems are needed.

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4.       In order for a Director to be appointed Chairman, Vice Chairman, Chief Executive Officer or member of the Executive Commission, it shall be necessary for such Director to have served on the Board for at least three years immediately prior to any such appointment. However, such length of service shall not be required if the appointment is made with the favorable vote of at least 85% of the members of the Board of Directors.

Article 32.- The Coordinating Independent Director

The Board of Directors at the proposal of the Nominating, Compensation and Corporate Governance Committee, shall appoint one of the Independent Directors as “Coordinating Independent Director” (i.e. “Lead Director”), who shall discharge the following duties and tasks:

a)       Coordinate the work of the External Directors that the Company has appointed, in defense of the interests of all the shareholders of the Company, and echo the concerns of such Directors.

b)       Request the Chairman of the Board of Directors to call meetings of the Board where appropriate in accordance with the rules of corporate governance.

c)       Request, consequently, the inclusion of certain matters in the agenda of the meetings of the Board of Directors.

d)       Oversee the evaluation by the Board of Directors of the Chairman thereof.

Article 33.- Conflict of interest of the Directors

1.       The Directors shall notify the Board of Directors of any situation of direct or indirect conflict with the interest of the Company that may affect them. The Director involved shall abstain from voting on resolutions or decisions relating

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to the transaction affected by the conflict. Conflict of interest situations shall be included in the annual report.

2.       Directors may not carry out, on their own behalf or on behalf of others, activities that may entail effective competition with the Company or that may otherwise place them in a situation of permanent conflict of interest therewith, except with express authorization by means of a resolution of the shareholders at a General Shareholders’ Meeting. The following shall not be deemed to be in a situation of effective competition with the Company: (i) companies controlled by the Company (within the meaning of Article 42 of the Commercial Code) and (ii) companies with which the Company maintains a strategic alliance, even if they have the same or a similar or complementary corporate purpose. Neither shall proprietary Directors of competitor companies appointed at the request of the Company or as a result of the equity interest held by the Company in such competitor companies be deemed to be in breach of the prohibition on competition.

Article 34.- Meetings, quorum and adoption of resolutions by the Board of Directors

1.       The Board of Directors shall regularly meet once a month, following a call to meeting.

2.       The Board of Directors shall meet at the principal office or at the place or places designated by the Chairman.

3.       The Board of Directors shall hold extraordinary meetings when so resolved by the Chairman or the person who serves as such. The Chairman shall be required to call a meeting of the Board of Directors when so requested by at least three Directors. A meeting of the Board of Directors may also be called by at least one-third of the members thereof, who shall set forth the agenda for the meeting, if a prior request to that effect has been submitted to the Chairman and

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the latter has failed, without good reason, to call a meeting within a term of one month.

4.       All Directors who are absent may grant a proxy in writing to another Director who is in attendance, with the right to speak and to vote, at the meeting or session to which the proxy refers. The Director granting the proxy shall endeavor, to the extent possible, to include voting instructions in the proxy document.

5.       A meeting of the Board of Directors may be held in several rooms simultaneously so long as real-time interactivity or intercommunication among them is ensured by audiovisual means or by telephone, such that the unity of the act is also ensured.

6.       The Board of Directors shall endeavor, to the extent possible, that absences from its meetings are kept to an absolute minimum. In the event that any of the Directors whose usual place of residence is in Madrid fails to attend four consecutive meetings without providing sufficient reasons for his absence, the Board of Directors shall have the power to declare his removal from office and to appoint the person that will replace him on an interim basis until such appointment is submitted for ratification by the shareholders at the next General Shareholders' Meeting.

7.       In order for resolutions of the Board of Directors to be valid, more than one-half of its members in office must be in attendance, in person or by proxy.

8.       Resolutions shall in all cases be adopted by an absolute majority of votes cast by the Directors present at the meeting in person or by proxy, except in those instances in which the law requires the favorable vote of a greater number of Directors for the validity of specific resolutions.

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9.       Voting in writing and without a meeting shall be admitted when no Director opposes the use of this procedure.

10.       The deliberations and resolutions of the Board of Directors shall be recorded in minutes signed by the Secretary and approved by the Chairman or by the persons who have acted as such at the meeting in question. The minutes shall be written down or transcribed in a Minute Book, which may be kept separately from the Minute Book used for the General Shareholders' Meeting. In the event of voting in writing and without a meeting, the resolutions adopted and the votes cast in writing shall also be recorded in the Minute Book.

Article 35.- Compensation

1.       The compensation of Directors in their capacity as such, i.e., as members of the Board of Directors and for the performance of the duty of supervision and collective decision-making inherent in such body, shall consist of a fixed and specific monthly remuneration and of fees for attending meetings of the Board of Directors and the executive and advisory Committees thereof. The compensation amount that the Company may annually pay to all of its Directors as remuneration and attendance fees shall be fixed by the shareholders at the General Shareholders' Meeting, which amount shall remain unchanged until and unless the shareholders decide to modify it. The Board of Directors shall determine the exact amount to be paid within such limit and the distribution thereof among the Directors, taking into account the duties and responsibilities assigned to each Director, their membership on Committees within the Board of Directors and other objective circumstances that it deems relevant.

2.       In addition, independently of the compensation established in the preceding paragraph, provision is hereby made for the establishment of Director compensation systems that are linked to the listing price of the shares or that entail the delivery of shares or of stock options. The application of such

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compensation systems must be approved by the shareholders at the General Shareholders’ Meeting, who shall determine the value of the shares to be taken as a reference, the number of shares to be delivered to each Director, the exercise price of stock options, the duration of such compensation system and other conditions they deem appropriate.

3.       Executive Directors shall receive such compensation as the Board determines for the performance of executive duties delegated or entrusted to them by the Board of Directors. Such compensation shall conform to the Director compensation policy approved by the shareholders at the General Shareholders’ Meeting.

4.       The Director compensation policy shall be set in what corresponds to the compensation system provided for in this article and shall be approved by the General Shareholders’ Meeting at least once every three years as a separate item from the agenda.

Article 36.- Representation of the Company

1.       Representation of the Company both in and out of court shall be the purview of the Board of Directors, its Chairman, the Executive Commission, and the Chief Executive Officers.

2.       The Board of Directors and the Executive Commission shall have the power to represent the Company by acting collectively. The resolutions of the Board of Directors or of the Executive Commission shall be carried out by its Chairman, the Vice Chairman, the Director, if any, designated in the resolution, or the Secretary, any of whom may act individually.

3.       The Chairman of the Board of Directors and the Chief Executive Officers shall have the power to represent the Company by acting individually.

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Article 37.- Powers of the Board of Directors

1.       Pursuant to the provisions of law and these By-Laws, the Board of Directors is the highest body entrusted with the administration and representation of the Company, and therefore has the power to carry out, within the scope of the corporate purpose defined in these By-Laws, any acts or legal transactions by way of administration or disposition, upon any legal title, except for those which fall within the scope of the powers exclusively granted by law or these By-Laws to the General Shareholders’ Meeting.

2.       The Board of Directors sitting as a full body shall approve the matters provided for under the applicable legislation.

3.       If there are urgent and duly justified circumstances, and if so permitted by law, the Executive Commission may adopt decisions on matters reserved to the Board of Directors, provided, however, that they must be ratified at the first meeting held by the Board after they have been adopted.

Article 38.- Executive Commission

1.       The Board of Directors may, subject to applicable legal provisions, delegate its powers and authority to an Executive Commission, consisting of between three and ten Directors, which shall be created or dissolved at the pleasure of the Board of Directors.

2.       Once appointed, the Executive Commission shall establish regulations to govern its activities and shall meet on the dates and under the conditions that the Executive Commission itself determines. The Chairman and Vice Chairmen, if any, and the Secretary and Deputy Secretaries, if any, of the Executive Commission shall be the persons who serve as such on the Board of Directors.

3.       Any vacancies that occur within the Executive Commission shall be filled on a final basis by the Board of Directors and on an interim basis by the

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Executive Commission itself until the Board of Directors holds a valid meeting under these By-Laws.

4.       The provisions set forth with respect to the Board of Directors from paragraphs 4 to 10, both inclusive, of Article 34 of these By-Laws shall likewise apply, to the extent appropriate, to the Executive Commission.

Article 39.- Audit and Control Committee

1.       An Audit and Control Committee shall be created within the Board of Directors, which shall be composed of such number of Directors as may be determined by the Board of Directors from time to time, although in no case may there be fewer than three Directors, to be appointed by the Board of Directors. All of the members of such Committee shall be external or non-executive Directors. At least two of them must be independent Directors, and one of them shall be appointed taking into account such Director’s knowledge and experience in accounting, auditing or both.

2.       The Chairman of the Audit and Control Committee, which position shall be held by an independent Director in all cases, shall be appointed by the Committee itself from among its members and shall hold office for four years, and may be re-elected after the passage of one year from ceasing to act as such.

3.       The Audit and Control Committee shall have the following duties, at a minimum:

(i) To report to the shareholders at the General Shareholders’ Meeting regarding matters raised therein in connection with the matters for which it is responsible.

(ii) To submit to the Board of Directors the proposals for selection, appointment, re-election and replacement of the external auditor, as well as the terms and conditions of the contract therewith, and regularly obtain from such external

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auditor information regarding the audit plan and the implementation thereof, in addition to preserving its independence in the performance of its duties.

(iii) To supervise the effectiveness of the Company’s internal control system, the internal audit and the systems for management of risks, including tax risks, as well as to discuss with the Auditor the significant weaknesses in the internal control system detected during the audit.

(iv)To supervise the process of preparation and submission of regulated financial information.

(v) To establish and maintain appropriate relations with the Auditor in order to receive, for review by the Committee, information on all matters that could jeopardize the independence thereof, as well as any other matters relating to the audit procedure, and such other communications as may be provided for in auditing legislation and in technical auditing regulations. In any event, the Audit and Control Committee must receive annually written confirmation from the Auditor of its independence vis-á-vis the entity or entities directly or indirectly related thereto, as well as information regarding additional services of any kind provided to such entities by the Auditor, or by the persons or entities related thereto, pursuant to the legislation in force.

(vi)To issue on an annual basis, prior to the issuance of the audit report, a report stating an opinion regarding the independence of the Auditor. This report must in all cases include an opinion on the provision of the additional services referred to in point (v) above.

(vii) To report to the Board of Directors in advance on all matters contemplated by law, the By-Laws and the Regulations of the Board of Directors.

(viii) Any other powers granted to it under the Regulations of the Board of Directors.

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Article 40.- Nominating, Compensation and Corporate Governance Committee

1.       A Nominating, Compensation and Corporate Governance Committee shall be created within the Board of Directors, which shall be composed of such number of Directors as may be determined by the Board of Directors from time to time, although in no case may there be fewer than three Directors, to be appointed by the Board of Directors. All of the members of such Committee must be external or non-executive Directors and the majority of them must be independent Directors.

2.       The Chairman of the Nominating, Compensation and Corporate Governance Committee, which position shall be held by an independent Director in all cases, shall be appointed by the Committee itself from among its members.

3.       The Nominating, Compensation and Corporate Governance Committee shall have the duties provided for under the applicable legislation, at a minimum.

4.       The Board may approve the creation of two committees, separately assigning duties in connection with appointments to one of them and duties in connection with compensation to the other, with the power to assign corporate governance duties to either of them.

Article 41.- The Chairman of the Board of Directors

1.       The Chairman of the Board of Directors shall be deemed the Chairman of the Company and of all of the shareholder- and board-level decision-making bodies thereof. The Chairman has the power to implement the resolutions of the Board of Directors and of the Executive Commission, which bodies he permanently represents with the broadest powers, being authorized, in urgent cases, to adopt such measures as he deems advisable in furtherance of the interests of the Company.

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2.       In particular, the Chairman of the Board of Directors has the following powers:

(i)       To represent the Company in its relationships with the Government, with the Spanish, foreign and supranational Administrative Services and Public Corporations and with all kinds of individuals and legal entities in furtherance of the corporate purpose and such other goals as are directly related thereto. In such capacity, he shall be the authorized signatory for the Company and shall approve such writings, reports and letters as he deems conducive to the achievement of such purpose.

(ii)       To represent the Company in the execution of all kinds of acts or contracts, subject to the authorization or approval of the Board of Directors or of the Executive Commission, if applicable.

(iii)       To represent the Company as plaintiff, defendant, joint litigant, criminal complainant or in any other capacity at all kinds of courts and tribunals and arbitration bodies and institutions, for which purpose he may authorize the granting of any appropriate powers of attorney to the court representatives, lawyers or agents who are to act on behalf of the Company.

(iv)       To call and chair the Ordinary and Extraordinary General Shareholders' Meetings and the meetings of the Board of Directors and of the Executive Commission and to direct the deliberations thereat, ensuring that the debate is conducted in an orderly fashion and that resolutions are properly recorded.

(v)       To carry out, formalize and, if applicable, convert into a public instrument the resolutions adopted by the shareholders at the General Shareholders' Meeting, by the Board of Directors and by the Executive Commission within the scope of the special powers granted thereto in these By-Laws.

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(vi)       To adopt, in such urgent cases that there is no time to hold a General Shareholders' Meeting or a meeting of the Board of Directors or of the Executive Commission, any measures that are indispensable to safeguard the corporate interests, with the duty to call forthwith a meeting of such corporate decision-making bodies in order to report to them for the purposes set forth in the paragraph above.

(vii)       To propose to the Board of Directors, or to the Executive Commission, if applicable, the organization of the services that are to be provided by the Company, in order for such services to be rendered as fully and adequately as possible, as well as the adoption of general or specific measures that he deems conducive to such end.

(viii)       To develop initiatives in connection with the study, implementation or improvement of businesses included in those that the Company may carry out and submit such initiatives to the decision of the Board of Directors or of the Executive Commission, as the case may be.

(ix)       To carry out, either directly or through his designees, the overall supervision of all services and divisions of the Company and propose, as a result, such measures as are indispensable to avoid defects, unnecessary expenses, and instances of abuse or damage.

(x)       To authorize, either directly or through a designee to whom he delegates such power, the appointment of senior executive officers and employees, the compliance with which requirement shall be indispensable for them to take office and for remuneration to accrue in their favor.

(xi)       To adopt such measures as he deems are required to keep order in the services and discipline among the employees, with the power to impose, if necessary, any indispensable sanctions authorized for such purpose by internal regulations.

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Article 42.- The General Secretary

1.       The General Secretary shall be responsible for the custody of the archives, the Minute Books and any documents, receipts and supporting records that may be of interest to the Company.

2.       In addition, in his capacity as Secretary of the Board of Directors and of the Executive Commission, he shall draw up the Minutes of the General Shareholders' Meeting and of the meetings of the Board of Directors and the Executive Commission, which shall be signed by him and approved by the Chairman. He shall also be responsible for issuing, subject to the legal requirements applicable to each case, the certifications of Minutes or of other documents that must be authorized in order to fulfill the corporate purposes or at the request of a party with a legitimate interest, as well as for converting the corporate resolutions into public instruments.

Section three

Reports on corporate governance and compensation

Article 43.- Annual corporate governance report

1.       The Board of Directors shall approve each year a corporate governance report that shall explain in detail the structure of the Company’s system of governance and its operation in practice. The annual corporate governance report shall contain the references provided for legally and such other references, if any, as the Board of Directors may see fit.

2.       For the purposes of the annual corporate governance report, the classification of the Directors as executive, proprietary or independent shall be as determined by the law.

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3.       The annual corporate governance report shall be made available to the shareholders on the Company’s corporate website by not later than the date of publication of the call to the Ordinary General Shareholders’ Meeting that is to resolve on the financial statements for the fiscal year to which the report refers.

4.       The annual corporate governance report shall be notified to the National Securities Market Commission [Comisión Nacional del Mercado de Valores] and published as a material event within four months following the end of the fiscal year to which it refers and, in any case, by not later than the date on which the call to the Ordinary General Shareholders’ Meeting is published.

Article 44.- Report on Directors’ compensation

1.       The Board of Directors shall approve each year a report on the compensation of the Directors. Such report shall contain complete, clear and understandable information on the Company’s compensation policy approved by the Board of Directors for the year in progress, and on that envisaged for future years, if any, and shall include an overall summary of how the compensation policy was applied during the year, as well as details of the individual compensation accrued to each of the Directors.

2.       The report on Directors’ compensation shall be made available to the shareholders on the Company’s corporate website by not later than the date of publication of the call to the Ordinary General Shareholders’ Meeting that is to resolve on the financial statements for the fiscal year to which the report refers, and shall be put to a vote by the Ordinary General Shareholders’ Meeting on a consultative basis and as a separate item on the agenda.

3.       The report on Directors’ compensation shall be notified to the National Securities Market Commission [Comisión Nacional del Mercado de Valores] and published as a material event within four months following the end of the

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fiscal year to which it refers and, in any case, by not later than the date on which the call to the Ordinary General Shareholders’ Meeting is published.

Title IV

Annual Financial Statements, Profits and Dividends

Article 45.- Fiscal year and submission of the annual financial statements

1.       The fiscal year shall commence on January 1 and shall end on December 31 of each year.

2.       Within three months following the end of the fiscal year, the Board of Directors shall prepare, in compliance with the provisions of law, the annual financial statements, the management report and the proposed allocation of profits/losses.

3.       The annual financial statements and the management report shall be subject to verification as provided by law and thereafter submitted for approval by the shareholders at the General Shareholders' Meeting, who shall decide on the allocation of profits/losses.

4.       The provisions of this article shall apply, to the extent appropriate and if at all, to the consolidated annual financial statements and the consolidated management report.

Article 46.- Allocation of profits/losses

1.       The shareholders acting at the General Shareholders' Meeting shall decide on the allocation of the profits/losses for the fiscal year based on the approved balance sheet.

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2.       Once such payments as are provided for by law or these By-Laws have been made, dividends may only be distributed with a charge against the profits for the fiscal year or against unrestricted reserves, if the net book value of the shareholders' equity is not, or does not become as a result of the distribution, less than that of the share capital.

3.       Dividends shall be distributed to ordinary shareholders in proportion to the capital paid by them.

4.       The shareholders acting at the General Shareholders' Meeting may decide that dividends, or the share premium, be paid in kind, provided that the assets or securities to be distributed are homogeneous and liquid. The latter requirement shall be deemed to be complied with when the securities are admitted to trading on an official market at the time the distribution resolution becomes effective, or will be so admitted within the following year, or when the Company provides adequate guarantees of liquidity. The rule set forth in this paragraph shall likewise apply to the return of contributions in the event of a reduction in share capital.

Title V

Dissolution and Liquidation

Article 47.- Grounds for dissolution

The Company shall be dissolved upon any of the grounds set forth in the law.

Article 48 Liquidation of the Company

1.       The liquidation of the Company shall be carried out by the Board of Directors that is in office at the time of dissolution, so long as there is an odd number of Directors sitting on the Board of Directors. Otherwise, all of the members of the Board of Directors, except for the most recently appointed

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Director and, where there are several Directors who have that status, the youngest of them, shall act as Liquidators.

2.       The liquidation of the Company shall be carried out in accordance with the provisions of the law.”

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